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                                                                    EXHIBIT 10.4


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") entered into as of September 5, 2000, by and among Total Logistic Control, LLC, a Delaware limited liability company (the "Buyer"), The Pro Source Group, Inc., a Delaware corporation (the "Seller"), and FMG (Atlanta), Inc., a Delaware corporation (the "Shareholder"). The Buyer, the Seller and the Shareholder are referred to collectively herein as the "Parties". This Agreement contemplates a transaction in which the Buyer will purchase certain assets the Seller.

         Now, thereforee, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. Definitions.

         "Acquired Assets" means all right, title and interest in and to those certain assets of the Seller listed on Schedule A attached hereto and made a part hereof, including without limitation any right or interest that the Seller has or may have in or to any prospective business with any Person other than Perdue Farms Incorporated and other than the Shareholder and/or its affiliates, it being specifically understood that, notwithstanding anything to the contrary set forth herein, no right, title and/or interest in or to (a) any cash or accounts receivable of the Seller and/or (b) any contracts rights of the Seller in respect to business now or hereafter conducted by the Seller with Perdue Farms, Incorporated are or shall be deemed to be transferred by the Seller to the Buyer.

         "Liabilities" means any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether to make payment or to perform any other form of obligations and whether due or to become due), including any Liabilities for any Tax.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, single business, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under ss.59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         2. Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified in ss.2(c) of this Agreement.


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         (b) No Assumption of Liabilities. The Buyer will not, except as expressly set forth herein, assume or have any responsibility with respect to any Liabilities of the Seller whatsoever.

         (c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing Fifty-Eight Thousand Dollars ($58,000).

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller at 1245 Corporate Boulevard in Aurora, Illinois on September 8, 2000 or at such other time and place, including a closing by mail, as the Parties may mutually determine (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, the Seller will deliver to the Buyer a bill or bills of sale and assignments sufficient to transfer to the Buyer all right, title and interest of the Seller in and to the Acquired Assets free and clear of all security interests, liens and encumbrances.

         3. Representations and Warranties of the Seller and the Shareholder. The Seller and the Shareholder jointly and severally represent and warrant to the Buyer that the statements contained in ss.3(a) through ss.3(e) of this Agreement are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ss.3 of this Agreement).

         (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Seller does not have any Subsidiary. All of the outstanding capital stock of the Seller is owned by the Shareholder.

         (b) Authorization of Transaction by the Seller and the Shareholder. The Seller and the Shareholder each has full power and authority (including full organizational power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. The Shareholder and the board of directors of the Seller have duly authorized the execution, delivery and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Shareholder and the Seller, enforceable in accordance with its terms and conditions.

         (c) Title to Assets. The Seller has good and marketable title to the Acquired Assets, free and clear of all security interests, liens and encumbrances and free and clear of all restrictions on transfer whatsoever.

         (d) Agreements with Key Employees of the Seller. There are no agreements between any of the key employees of the Seller named in ss.5(b) of this Agreement, on the one hand, and the Seller, the Shareholder and/or any affiliates of the Shareholder, on the other hand, that require or relate to the employment of any of such key employees by the Seller, the Shareholder and/or any affiliate of the Shareholder on or after September 5, 2000 and/or that would preclude, prevent or restrict the employment by the Buyer of any of such key employees on or after September 5, 2000.

         (e) Office Space Lease. Allan H. Lamport, Esquire, counsel representing the Shareholder, has delivered to Joseph E. Tierney III, Esquire, counsel representing the Buyer, by facsimile transmission on September 7, 2000 a true and correct copy of an Office Lease dated December 16, 1999 (the "Office Lease") entered into between Lakewoods Realty & Mortgage Corporation, as Landlord, and the Seller, as Tenant, in respect to office space located at 1245 Corporate Boulevard in Aurora, Illinois. The Office Lease has not been modified, changed, altered or amended in any respect and the Seller is not, as of September 5, 2000, in default in any obligations required under the Office Lease to be performed by the Seller.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in ss.4(a) and ss.4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout ss.4 of this Agreement).


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         (a) Organization of the Buyer. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full organizational power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

         (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other of the Parties reasonably may request, all at the sole cost and expense of any other of the Parties requesting such further action.

         (b) Employment of Key Employees of the Seller. The Buyer will, effective September 5, 2000, hire and employ on an "at will" basis the following key employees of the Seller and, except as expressly set forth herein and only to the extent that the Buyer is or may be liable and/or obligated by agreement with such key employees (such liabilities and/or obligations of the Buyer to such key employees, the "Buyer Employment Liabilities"), relieve the Seller from any liabilities and/or obligations relating to, and assume complete liability for, compensation and/or employee benefits attributable to labor and/or services performed by such key employees for any of the Parties on and after September 5, 2000:

         Robert Koerner
         Steve Larry
         Pat Floyd
         Stephan Venck
         Steven R. Thoke.

         Notwithstanding anything to the contrary set forth herein, if, to the extent that and as long as the Buyer employs the first four key employees of the Seller named above during the one year period commencing September 5, 2000, the Buyer will, at the sole cost and expense of the Buyer and without charge to the Seller, furnish to the Seller up to but not exceeding twenty man hours per week, in the aggregate, of the services, as reasonably required, of the first four key employees of the Seller named above during such one year period in order that the Seller shall be able to carry out existing contractual commitments of the Seller to Perdue Farms, Incorporated relating to the management and operation of a facility owned by Perdue Farms, Incorporated and located in St. George County, Virginia. Further, notwithstanding anything to the contrary set forth herein, if, to the extent that and as long as the Buyer employs Steven R. Thoke during the two year period commencing on September 5, 2000, the Buyer will furnish to the Shareholder the services of Steven R. Thoke on a part time basis equal to at least one-half of the total working hours of Steven R. Thoke during such two year period in order that Steven R. Thoke can during such two year period act as a marketing representative of the Shareholder and/or its affiliates, it being specifically understood and agreed that for and in consideration of the Buyer so furnishing the services of Steven R. Thoke the Shareholder will pay to the Buyer for each month that the Buyer so provides the services of Steven R. Thoke an amount equal to the lesser of (a) $13,021 or (b) 50% of the actual payroll costs, exclusive of any bonuses, incurred and paid by the Buyer during such month in employing Steven R. Thoke, it being specifically understood and agreed that the Shareholder shall directly reimburse Steven R. Thoke for and in respect to any business expenses, including without limitation travel expenses, that Steven R. Thoke reasonably incurs in order to carry out services rendered for the Shareholder and/or its affiliates. The Shareholder shall cause the Seller to continue to lease and maintain automobiles used as of September 5, 2000 by the five key employees of the Seller named above until the respective lease relating to each such respective automobile expires, and as long as the Seller is so leasing each such respective automobile the Seller shall make each such respective automobile available for use by personnel of the Buyer as the Buyer shall reasonably designate, it being specifically understood and agreed that as long as the Seller is so leasing each such respective automobile the Buyer



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shall reimburse the Seller for and in respect to all costs, including without limitation insurance, license fees and taxes, incurred and paid by the Seller in so leasing and maintaining each such respective automobile.

         (c) Non-Competition. The Seller and the Shareholder agree during the three year period commencing September 5, 2000 the Seller and the Shareholder shall not engage in or offer to engage in, and shall prevent the affiliates of the Seller and/or the Shareholder from engaging in or offering to engage in, the business of managing the operations of distribution and/or processing facilities located within the United States of America, provided however that, notwithstanding anything to the contrary set forth herein, the Seller, the Shareholder and/or the affiliates of the Seller and the Shareholder shall not be prohibited from or precluded in any respect by this Agreement from engaging in or offering to engage in the business of performing planning, programming, logistics, materials handling, design, architectural, engineering, construction and/or construction management services relating to any facilities whatsoever.

         (d) Office Space. The Seller will promptly after September 5, 2000 cause any and all right and interest of the Seller as Tenant under the Office Lease to be assigned to the Buyer, free and clear of any liabilities and/or obligations relating to the use or occupancy of such office space prior to September 5, 2000 and without causing a default under the lease for such office space or giving the lessor of such office space the right to evict the Buyer or change to the detriment of the Buyer the terms of such lease, and the Buyer will, except as expressly set forth herein, assume the obligations and liabilities of the Seller as Tenant under the Office Lease insofar as and to the extent that such liabilities and obligations relate to the use and occupancy on and after September 5, 2000 of the office space which is the subject of the Office Lease and will, except as otherwise set forth herein, relieve the Seller, the Shareholder and any affiliates of the Shareholder from any and all of the liabilities and obligations of the Seller incurred on and after September 5, 2000 and attributable to such office space, it being specifically understood and agreed that, notwithstanding anything to the contrary set forth herein, (a) the Seller shall for the two year period commencing September 5, 2000 be entitled to use and occupy forty percent of such office space and shall reimburse the Buyer promptly upon request therefore by the Buyer in an amount equal to forty percent of the rent incurred and paid by the Buyer during such two year period for and in respect to such office space and (b) the Buyer shall promptly after September 5, 2000 use reasonable efforts to cause any liabilities and/or obligations of the Seller, the Shareholder and/or the affiliates of the Shareholder directly to Lakewoods Realty & Mortgage Corporation relating to the Office lease to be terminated insofar as and to the extent that such liabilities and/or obligations apply to the the Seller, the Shareholder and/or any of affiliates of the Shareholder. The Shareholder shall cause the Seller to continue to lease and maintain the rented fax machine, the rented copier, the rented postage machine and the rented portions of the telephone system located in such office space on September 5, 2000 until the respective lease relating to each such respective item of office equipment expires, and as long as the Seller is so leasing each such respective item of office equipment the Seller shall make each such respective item of office equipment available in such office space for use by the Buyer, it being specifically understood and agreed that as long as the Seller is so leasing each such respective item of office equipment the Buyer shall reimburse the Seller for and in respect to all costs incurred and paid by the Seller in so leasing and maintaining each such respective item of office equipment.

         (e) Building Project Option. The Buyer will in good faith negotiate with the Shareholder and its affiliates so as to grant a first right of refusal option to the Shareholder for and in respect to the design and construction, on a cost plus a fee basis with prior agreement as to fee, engineering costs and overhead costs, of any building projects done through the Pro Source operation of the Buyer during the three year period commencing September 5, 2000.

         (f) Indemnification Against Liabilities. The Seller and the Shareholder agree that, except for any liabilities and/or obligations of the Seller that the Buyer shall expressly assume or be required to assume pursuant to this Agreement, the Seller and the Shareholder will indemnify and hold harmless the Buyer from and against any and all of the Liabilities of the Seller and from and against any loss, cost or damage (including reasonable attorneys' fees and related costs) in any way attributable to any and all of the Liabilities of the Seller. The Buyer agrees that, except for any liabilities and/or obligations of the Shareholder to the Buyer pursuant to ss.5(b) of this Agreement, the Buyer will indemnify and hold


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harmless the Seller and the Shareholder from and against any and all of the
Buyer Employment Liabilities and from and against any loss, cost or damage (including reasonable attorneys' fees and related costs) in any way attributable to any and all of the Buyer Employment Liabilities. Further, the Buyer agrees that, except for any liabilities and/or obligations of the Shareholder to the Buyer pursuant to ss.5(d) of this Agreement, the Buyer will indemnify and hold harmless the Seller and the Shareholder from and against any and all liabilities and/or obligations attributable to the use and/or occupancy of the office space mentioned in ss.5(d) of this Agreement on and after September 5, 2000 and from and against any loss, cost or damage (including reasonable attorneys' fees and related costs) in any way attributable to any and all of such liabilities and/or obligations.

         (g) Name Use. The Seller acknowledges that after the Closing the right of the Seller to use the name "The Pro Source Group, Inc." or any derivation thereof will be non-exclusive, and the Seller agrees (a) that from and after the Closing the Seller will use the name "The Pro Source Group, Inc." or any derivation thereof only in respect to the corporate functions of the Seller and/or in connection with the performance of contractual commitments of the Seller to Perdue Farms, Incorporated and (b) that the Seller will not later than September 30, 2001 change its corporate name to a name other than "The Pro Source Group, Inc." or any derivation thereof.

         6. Survival of Representations and Warranties. All of the representations and warranties contained in ss.3 and ss.4 of this Agreement and all of the covenants contained in ss.5 of the Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations). The survival of the warranties and representations contained in this agreement shall not be affected by the fact that the damaged party knew or should have known of any misrepresentation or breach thereof at the time of Closing and the right of the damaged party to recover for any breach shall not be affected thereby.

         7.  Miscellaneous.

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign either this Agreement or any of its respective rights, interests or obligations hereunder without the prior written approval of all of the other of the Parties, which such approval shall not be unreasonably withheld as long as the assigning party nonetheless remains responsible for the performance of all of its respective obligations hereunder.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         (e) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given only if (and then two business days after) such notice is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller
           or the Shareholder:              FMG (Atlanta), Inc.
                                            2233 Lake Park Drive
                                            Smyrna, Georgia 30080
                                            Attention: Mr. Robert L. Moultrie

                                            with a copy to:


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                                            Allan H. Lamport, Esquire
                                            c/o FMG (Atlanta), Inc.
                                            2233 Lake {Park Drive
                                            Smyrna, Georgia 30080

         If to the Buyer:                   Total Logistic Control, LLC
                                            8300 Logistic Drive
                                            Zeeland, Michigan 49464
                                            Attention: Mr. Gary R. Sarner

Any of the Parties may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving all of the other of the Parties notice in the manner hereinabove set forth.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         (g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (i) Expenses. Each of the Parties will bear its own respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

The Pro Source Group, Inc.                         Total Logistic Control, LLC

By:                                                By:
   -----------------------------------------          --------------------------
Title:  President                                  Title:
                                                         -----------------------


FMG (Atlanta), Inc.

By:
   -----------------------------------------
Title:  Secretary and General Counsel



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                                                                      SCHEDULE A


The Acquired Assets comprise:

a. any and all furniture and/or office equipment of the Seller located on September 5, 2000 in the office space leased by the Seller pursuant to the Office Lease except the following items of furniture and/or office equipment located as of September 5, 2000 in such premises:

                  the rented fax machine
                  the rented copier
                  the rented postage machine
                  the rented portions of the telephone system the furniture and/or office equipment located on September 5,
                      2000 in the offices within such premises designated for the exclusive use of personnel of the Shareholder and its affiliates other than the Seller;

b. any and all prospective business of the Seller with any person other than Perdue Farms, Incorporated and other than the Shareholder and/or any of its affiliates; and

c. any and all files and records of the Seller relating to the Acquired Assets and/or relating to the business operations of the Seller, including any and all files and records of the Seller related to prospective business of the Seller, provided however that, notwithstanding anything to the contrary set forth herein, (i) the Acquired Assets shall not include or comprise any files and/or records of the Seller relating to business with Perdue Farms, Incorporated, any files and/or records of the Seller relating to cash or accounts receivable of the Seller, any files and/or records of the Seller comprising tax records or filings of the Seller, any files and/or records of the Seller comprising the accounting ledgers, accounting records, payroll records, corporate minute books or stock transfer records of the Seller and/or any files and/or records of the Seller relating to business with the Shareholder and/or any affiliates of the Shareholder and (ii) the Seller reserves and retains the right to have access to any files and/or records that are included in the Acquired Assets in connection with the any corporate function of the Seller, including the filing of any tax returns, if and to the extent that the Seller reasonably requires such access in order to satisfy or comply with the provisions of any governmental laws, ordinances, rules, regulations and/or orders, it being specifically understood and agreed that the Buyer shall, promptly upon request therefore by the Seller, provide such access to the Seller.

As used herein, capitalized terms have the same meaning as such capitalized terms have in an Asset Purchase Agreement dated as of September 5, 2000 entered into among the Buyer, the Seller and FMG (Atlanta), Inc.


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